                                                                   EXHIBIT 10.75

                           PURCHASE AND SALE AGREEMENT


                                     between


                         TIPPERARY OIL & GAS CORPORATION
                                       AND
                           BURRO PIPELINE CORPORATION

                                   As Sellers


                                       And


                          TRANSREPUBLIC RESOURCES, INC.


                                    As Buyer

                               TABLE OF CONTENTS


1.       Assets to be Sold and Purchased; Reservation of Surface Estate                                           1

2        Purchase Price; and Taxes                                                                                2

3.       Warranties, Representations, and Covenants                                                               2

4.       Sellers' Disclaimer of Warranties, Representations, and Covenants                                        4

5.       Certain Covenants of Sellers Pending Closing                                                             5

6.       Due Diligence and Environmental Reviews                                                                  6

7.       Certain Purchase Price Adjustments                                                                      11

8.       Certain Covenants of Buyer Pending Closing                                                              12

9.       Conditions Precedent to the Obligations of Buyer                                                        12

10.      Conditions Precedent to the Obligations of Sellers                                                      13

11.      Termination of Agreement                                                                                13

12.      The Closing                                                                                             14

13.      Certain Post-Closing Adjustments                                                                        16

14.      Commissions                                                                                             17

15.      Casualty Loss                                                                                           17

16.      Notices                                                                                                 17

17.      Survival of Provisions                                                                                  18

18.      Operations                                                                                              18

19.      Confidentiality Agreement                                                                               18

20.      Further Assurances                                                                                      18

21.      Governing Law, and Venue                                                                                19

22.      Costs                                                                                                   19

23.      Entire Agreement; Amendment; and Waiver                                                                 19

24.      Section and Other Headings; and Construction                                                            19

25.      Severability                                                                                            20

26.      Attorney's Fee                                                                                          20

27.      Restrictions on Assignment                                                                              20

28.      Time of the Essence                                                                                     20

29.      Parties in Interest; Successors and Assigns                                                             20

30.      No Publicity                                                                                            20

31.      No Recording                                                                                            21

32.      Indemnifications                                                                                        21


EXHIBIT A -                     Leases

EXHIBIT B -                     Wells and Allocated Value

EXHIBIT C -                     Quitclaim Assignment and Bill of Sale

EXHIBIT D -                     Reclaimed Pits

EXHIBIT D-1 -                   Officer's Certificate

EXHIBIT D-2 -                   Officer's Certificate

EXHIBIT E -                     Non-Foreign Affidavit

                           PURCHASE AND SALE AGREEMENT

         This Purchase and Sale Agreement ("AGREEMENT") is entered into this 15th day of June, 2000, by and between Tipperary Oil & Gas Corporation, a Texas corporation, and Burro Pipeline Corporation, a New Mexico corporation ("SELLERS"), the address each of which is 633 17th Street, Suite 1550, Denver, Colorado 80202, and Transrepublic Resources, Inc., a Texas corporation ("BUYER"), the address of which is 415 West Wall, Suite 703, Midland, Texas 79701.

                                    RECITALS:

         A. Sellers have certain oil and gas interests that they want to sell to Buyer in accordance with the terms of this Agreement.

         B. Buyer wants to buy all of Sellers' right, title, and interest in said oil and gas interests in accordance with the terms of this Agreement.

         NOW THEREFORE, for and in consideration of the terms of this Agreement, the adequacy of which is hereby acknowledged, the parties agree as follows:

         1. ASSETS TO BE SOLD AND PURCHASED; RESERVATION OF SURFACE ESTATE. (a) Subject to and in accordance with the terms hereof, Sellers agree to sell and quitclaim to Buyer, without any warranty, representation, or covenant as to title, express or implied, statutory or otherwise, and Buyer agrees to purchase from Sellers, all of Sellers' right, title, and interest, if any, in and to the following real property, fixtures, and personal property, but only insofar as they are attributable to the real property described in Exhibit A hereto (the "PROPERTY"):

                  (i) any and all oil, gas and other mineral interests, including Sellers' right, title, and interest, if any, in all: (A) oil and gas leases and any other mineral leases and related easements and rights-of-way, (B) royalties and overriding royalties, (C) production payments, (D) net profits interests, (E) reversionary mineral interests, (F) unitization, pooling, and communitization agreements, and (G) declarations and orders (including all units formed under orders, rules, regulations, or other official acts of any federal, state, or other authority having jurisdiction, and voluntary unitization agreements, designations and declarations);

                  (ii) all fixtures, equipment, gas pipelines, water disposal gathering lines and related equipment and other personal property, to the extent relating to the wells described in Exhibit B, situated on the Property; and

                  (iii) all contracts; lease files; abstracts and title opinions; production records; well files; permits and licenses; copies of accounting records (but excluding all general financial accounting or tax accounting records that do not pertain exclusively to the Property); electric logs and geological, engineering, and other technical data and records (subject to any contractual or other restrictions relating to the transfer of such data and records); and other files, documents and records that directly relate to the Property; provided however, Sellers may retain copies of any or all of the foregoing.

         Sellers' interests, if any, in the real property, fixtures, and personal property described in subsections (i) and (ii) are sometimes collectively referred to as "OIL AND GAS PROPERTIES," or as an "OIL AND GAS PROPERTY". Sellers' interests, if any, in the Oil and Gas Properties and in the personal property described in subsection (iii) are sometimes collectively called the "ASSETS."

         (b) Sellers except and reserve a concurrent right to utilize any easements or right-of-way rights in and to the surface estate of the property and all rights of any nature whatsoever appurtenant or otherwise associated therewith, whether said rights-of-way are under said leases or otherwise, and such right, title, and interest does not constitute any part of the Assets. The reservation of these concurrent rights shall be in addition to and not limit the statutory, contractual, or common law rights of Buyer to use the surface estate for the development of the Oil and Gas Property described herein.

         2. PURCHASE PRICE; AND TAXES. (a) The purchase price for the Assets ("PURCHASE PRICE") shall be Four Million Dollars ($4,000,000) as adjusted as provided herein. The Purchase Price shall be paid at the Closing (hereinafter defined) as hereinafter provided. Said $4,000,000, without regard to any adjustments, however, is sometimes referred to herein as the "BASE PURCHASE PRICE."

         (b) Buyer has paid Sellers Four Hundred Thousand Dollars ($400,000) ("DEPOSIT") by check drawn on a national bank in immediately available funds. If for any reason said check should be dishonored, then at Sellers' option, and in addition to any other rights they may have, they may terminate this Agreement. If Buyer and Sellers consummate the purchase and sale of the Assets, the Deposit shall be credited against the Purchase Price. The Deposit shall be returned to
Buyer:

                  (i) only if: (A) Sellers refuse to consummate the purchase and sale of the Assets and (B) such refusal would constitute a breach hereof, or

                  (ii) only under the other circumstances, if any, expressly set forth herein.

If Buyer fails to consummate the transactions contemplated by this Agreement, or if the transactions contemplated by this Agreement otherwise fail to close on the Closing Date (hereinafter defined), Sellers shall retain the Deposit as liquidated damages. The parties agree that damages in such an event are uncertain in amount and cannot be determined with reasonable certainty in advance, that the amount of the Deposit constitutes a fair and reasonable estimate of (and is not disproportionate to) actual Damages such a breach would cause, and is not a penalty or an inducement to perform.

         (c) Buyer shall pay any and all sales, use, documentary, and transfer taxes and fees imposed on this transaction, and shall pay all recording and filing fees.

         3. WARRANTIES, REPRESENTATIONS, AND COVENANTS. (a) Each party, as to itself only, warrants, represents, and covenants to the other party that:

                  (i) It is a corporation duly organized, legally existing and in good standing under the laws of the state of its incorporation, as first set out above.

                  (ii) It is qualified to do business and is, or at Closing will be, in good standing in each state in which the Oil and Gas Properties are located where the laws of such state require a corporation owning the Oil and Gas Properties located in such state to qualify to do business.

                  (iii) It has full power to enter into and perform its obligations under this Agreement; the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action; and this Agreement has been duly executed and delivered.

                  (iv) This Agreement, and the Assignment (hereinafter defined) to be delivered at Closing, will, when executed, delivered, and accepted, constitute each such party's legal, valid and binding obligation, enforceable in accordance with its terms, except as limited by bankruptcy or other laws applicable generally to creditor's rights and as limited by general equitable principles.

                  (v)(A) There are no pending material suits, actions, or other proceedings to which it is a party that affect: (I) the Assets (including, as to Sellers, any actions challenging or pertaining to their title to any Assets), or
(II) the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, and (B) it shall promptly notify the other party of any such material suits, actions, or other proceedings as to which after the date hereof it receives a written threat of assertion.

                  (vi) It shall protect, defend, indemnify, and hold harmless the other party and its affiliates, and their employees, agents, successors and assigns, from and with respect to any and all rights, claims, demands, causes of action, and legal, administrative, or arbitration proceedings, of any and every nature (collectively, "CLAIMS"), and injuries, deaths, damages, and obligations of any and every nature resulting from or that gave rise to any Claim, including liabilities, losses, costs, penalties, expenses, judgments, fines, settlements, interest, reasonable attorney's fees, and other related expenses of any nature (collectively, "DAMAGES") resulting from a breach of its warranties, representations, or covenants; provided however, that Damages shall not include consequential, special, incidental, or punitive damages.

         (b) Sellers warrant and represent to Buyer that other than:

                  (i) requirements (if any) that consents to assignment of Assets, or waivers of preferential rights to purchase Oil and Gas Properties, be obtained from third parties, or

                  (ii) requirements to obtain consents or approvals from, or to submit notices to or applications to, or actions that must be taken by, governmental entities (in their capacity as lessors of oil and gas leases, grantors of rights-of-way, or otherwise, whether similar to or different from the foregoing) in connection with the sale or conveyance of oil and gas leases, permits, or interests therein, or of rights or interests of the nature of any of the Assets, if the same are customarily obtained contemporaneously with or subsequent to such sale or conveyance;

neither their execution and delivery of this Agreement, nor its consummation of the transactions contemplated hereby, nor their compliance with the terms hereof, will violate or result in any default under its articles of incorporation or by-laws, or under any agreements to which it is a party or by which it is bound, or violate any federal, state, or local law (including statutory and case law), rule, regulation, ordinance, permit, license, order, judgment, injunction, writ, or decree of any nature (collectively "LAW") applicable to it or to the Assets.

         (c) Buyer warrants and represents to Sellers that:

                  (i) It is a knowledgeable and experienced purchaser, owner and operator of oil and gas properties, has the ability to evaluate oil and gas properties, and, subject to its rights under Section 6, has been given the opportunity to investigate and evaluate (and has investigated and evaluated) the condition of the Assets to the extent it deems necessary or appropriate and is acquiring the Assets based solely upon its own investigation and evaluation and for its own account, and not with a view to or the intent to make a resale or distribution within the meaning of the Securities Act of 1933 (and the rules and regulations pertaining thereto) or a resale or distribution thereof in violation of any other applicable securities laws.

                  (ii) With respect to any Assets that comprise leases issued by any governmental entity, it is qualified to become the successor lessee of such leases and assumes the risk of being approved as the successor lessee of such leases.

                  (iii) Neither its execution and delivery of this Agreement, nor its consummation of the transactions contemplated hereby, nor its compliance with the terms hereof, will violate or result in any default under its articles of incorporation or by-laws, or under any agreement to which it is a party or by which it is bound, or violate any Law applicable to it or to the Assets.

         4. SELLERS' DISCLAIMER OF WARRANTIES, REPRESENTATIONS, AND COVENANTS.
(A) WITH RESPECT TO THE ASSETS, THIS AGREEMENT, AND THE TRANSACTIONS CONTEMPLATED HEREBY, SELLERS' WARRANTIES AND REPRESENTATIONS AS EXPRESSLY SET OUT IN SECTION 3 HEREOF AND IN THE ASSIGNMENT EXECUTED PURSUANT HERETO ARE EXCLUSIVE AND IN LIEU OF ANY AND ALL OTHER WARRANTIES, REPRESENTATIONS, AND COVENANTS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AND SELLERS DISCLAIM ANY AND ALL OTHER WARRANTIES, REPRESENTATIONS, AND COVENANTS, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE.

         (B) CONSISTENT WITH AND NOT AS A LIMITATION ON SUBSECTION (A), THE ASSETS SHALL BE PURCHASED, SOLD, AND CONVEYED "AS IS, WHERE IS", WITHOUT ANY WARRANTY, REPRESENTATION, OR COVENANT, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, RELATING TO:

                  (I) THE CONDITION, QUANTITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY PURPOSE, CONFORMITY TO THE MODELS OR SAMPLES OF MATERIALS, OR MERCHANTABILITY OF ANY IMMOVABLE PROPERTY, MOVABLE PROPERTY, EQUIPMENT, INVENTORY, MACHINERY, AND OTHER FIXTURES AND PERSONAL PROPERTY CONSTITUTING PART OF THE ASSETS;

                  (II) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM REDHIBITORY VICES OR DEFECTS OR OTHER VICES OR DEFECTS, WHETHER KNOWN OR UNKNOWN;

                  (III) ANY AND ALL IMPLIED WARRANTIES, REPRESENTATIONS, OR COVENANTS EXISTING UNDER APPLICABLE LAW NOW OR HEREAFTER IN EFFECT; AND

                  (IV) EXCEPT AS PROVIDED OTHERWISE IN SUBSECTION (A), WITHOUT ANY OTHER WARRANTY, REPRESENTATION, OR COVENANT, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE.

         (C) CONSISTENT WITH BUT NOT AS A LIMITATION ON SUBSECTIONS (A) AND (B), SELLERS ARE SELLING AND BUYER IS BUYING THE ASSETS WITH ALL DEFECTS AND FAULTS (LATENT OR APPARENT) AND IT ASSUMES THE RISK THAT ADVERSE PAST, PRESENT OR FUTURE PHYSICAL CONDITIONS MAY NOT HAVE BEEN REVEALED BY ITS INVESTIGATIONS.

         5. CERTAIN COVENANTS OF SELLERS PENDING CLOSING. Between the date hereof and the Closing Date:

         (a) Sellers will give Buyer, its attorneys and other representatives, subject to the provisions of the Confidentiality Agreement dated January 20, 2000, heretofore executed by Buyer ("CONFIDENTIALITY AGREEMENT") and subject to any restrictions on access to the Assets imposed by agreements by which Sellers are bound, access at all reasonable times to: (i) the Assets and (ii) Sellers' records and files, to the extent located at Sellers' offices, relating to the Assets (which records and files include those relating to title, division orders, wells, production, accounting, marketing, equipment inventories, and production, severance and ad valorem taxes). Notwithstanding the foregoing, Sellers shall not be obligated to provide Buyer with access to any files or records that it cannot legally provide to Buyer without, in Sellers' opinion, breaching or risking a breach of confidentiality agreements. All such files and records are being made available to Buyer (whether pursuant to this Section or otherwise) as an accommodation, and without representation, warranty, or covenant, express or implied, statutory or otherwise, as to the accuracy and completeness of such materials.

         (b) To the extent Sellers are the operator of any Oil and Gas Properties, they will continue such operation in the ordinary course of their business; and where they are not the operator of any Oil and Gas Properties, they will continue their actions as a non-operator in the ordinary course of their business. Sellers will not sell or dispose of any portion of the Assets without Buyer's prior consent, which shall not be unreasonably withheld.

         (c)(i)(A) Sellers shall review their own records (including all operating agreements, to which they are a party, applicable to the Oil and Gas Properties) to identify: (I) all preferential rights to purchase any Assets, (II) all rights to require that consents to assignment of any Assets be obtained, and (III) the parties holding any of such rights. In identifying the foregoing, Sellers shall have no obligation to review anything other than their own records.

                           (B) Sellers will request, from the parties so
identified under subsection (A) and from any other third parties identified by Buyer in a Defect Notice (hereinafter defined) given to Sellers by the Defect Date (hereinafter defined) (and in accordance with the documents creating such rights), waivers of the preferential rights to purchase and requirements that consents to assignment be obtained which were so identified. Sellers shall have no obligation hereunder other than to so attempt to identify such preferential rights and requirements for consents to assignment and to so request such waivers, and shall have no obligation to obtain such waivers. Unless Buyer can establish that Sellers failed to fulfill their obligations under this subsection, Buyer shall protect, defend, indemnify and hold Sellers harmless from and against all Claims and Damages arising out of any failure to obtain waivers of preferential rights to purchase or requirements for consents to assignment with respect to any transfer by Sellers to Buyer of any Assets and with respect to any subsequent transfers.

                  (ii) If the holder of a preferential right to purchase an Asset fails or refuses to give such waiver and instead exercises such right, Sellers will tender to such holder (at a price equal to the amount specified in Exhibit B hereto for the wells located on such Asset and for the units in which such Asset participates, reduced appropriately, as determined by Sellers, if less than the entire Asset should be tendered, unless it is determined that a greater or lesser price is required) the interest in the Asset affected by such preferential right. If such interest in such Asset is actually sold to such holder, it will be excluded from the transaction contemplated hereby and the Purchase Price will be reduced by the amount paid to Sellers by the holder exercising such right; provided however, that if the holder of such right believes the Allocated Value (hereinafter defined) is too high, Sellers shall promptly notify Buyer, and Sellers and Buyer shall cooperate to address such assertion by the holder of such right.

         (d) Notwithstanding anything in this Section to the contrary: (i) Sellers may take any action prohibited by this Section if reasonably necessary under emergency conditions, provided that Buyer is notified as soon as practicable thereafter; (ii) except to the extent a "DEFECT" ( hereinafter defined) may result therefrom, Sellers shall have no liability to Buyer for any incorrect payment of delay rentals, royalties, shut-in royalties or similar payments or for any failure to make such payments; and (iii) Sellers' failure to comply with any of the requirements of this Section shall not be deemed a default by Sellers hereunder or entitle Buyer to not close the transactions contemplated hereby, unless such failure has a materially adverse impact on the value of the Assets taken as a whole.

         6. DUE DILIGENCE AND ENVIRONMENTAL REVIEWS. (a)(i) To the extent deemed appropriate by Buyer, it may conduct, at its sole cost and risk, such title examinations and, subject to any restrictions to which Sellers are bound, any other reasonable examinations and investigations as it may choose with respect to the Assets; provided however, environmental examinations and investigations shall be governed by subsection (b). If as a result of such examinations and investigations Buyer identifies any matters that constitute Defects, and if there are any Defects that Buyer is unwilling to waive, Buyer must notify Sellers of such Defects ("DEFECT NOTICE") promptly following its discovery of such Defects, but in no event later than June 23, 2000 ("DEFECT DATE").

Buyer may not give notice of any Defects after the Defect Date, and must accept all Defects, if any, discovered after the Defect Date.

                  (ii) To be effective, a Defect Notice must include: (A) a brief description of the matter constituting the alleged Defect, (B) the title opinion, expert's report, or other documentation on which the alleged Defect is based, (C) such supporting documents reasonably necessary for Sellers to determine if a Defect actually exists, and (D) Buyer's estimate of the diminution in the sum to be paid at Closing resulting from such alleged Defect. Alleged Defects for which Buyer provides a valid Defect Notice no later than the Defect Date are herein called "ASSERTED DEFECTS."

                  (iii) Except for Asserted Defects, all matters that might otherwise constitute a Defect are waived for all purposes hereof. With respect to any Asserted Defect, Sellers shall have the right but not the obligation to:
(A) attempt to cure it prior to Closing, (B) require that the Closing take place, deposit in an escrow account the portion of the Purchase Price paid by Buyer and attributable to the Asset having the Asserted Defect, and attempt to cure such Asserted Defect within thirty (30) days after the Closing, and Sellers' right under this clause (B) may be exercised at any time before the Closing; or (C) elect not to cure the Asserted Defect and adjust the Purchase Price as provided in Section 7. If Sellers, on or before the Closing, exercise any such right as to an Asserted Defect, then such Asserted Defect shall be deemed to have been cured.

                  (iv) With respect to any Oil and Gas Property, if a title opinion or any other materials reviewed by Buyer indicates Sellers have a "NET REVENUE INTEREST" (hereinafter defined) greater than that specified on Exhibit B, then Buyer shall promptly inform Sellers of the same, but in any event at least five (5) days prior to the Closing. If Sellers or Buyer determine that Sellers are entitled to a Net Revenue Interest in any Asset in excess of that set forth on Exhibit B ("NRI INCREASE"), notice shall promptly be given to the other party, and the adjustments to be made under Section 7 shall include adjustments which are the subject of such notice.

         (b)(i)(A) To the extent, if any, that Sellers have the right to grant Buyer the right to do so, Buyer may, upon at least four (4) day's notice to Sellers, enter upon the Oil and Gas Properties to conduct an environmental assessment of the Assets at Buyer's sole cost and risk. (B) Consistent with but not as a limitation on the foregoing, Buyer shall protect, defend, indemnify, and hold Sellers and anyone else owning an interest in the Oil and Gas Properties harmless from and against any Claims and Damages resulting from the presence or activities of Buyer or its agents on the Oil and Gas Properties in the course of conducting its assessment activities.

                  (ii)(A) In conducting its assessment, and subject to subsection (i), Buyer may enter upon the Oil and Gas Properties, without disrupting operations thereon, and inspect the same, conduct soil and water tests and borings, and generally conduct such tests, examinations, investigations, and studies as may be necessary or appropriate for the preparation of appropriate engineering and other reports in relation to the Oil and Gas Properties, their condition, and the presence of Hazardous Substances (hereinafter defined). Any such assessment shall be concluded no later than June 26, 2000 ("ENVIRONMENTAL ASSESSMENT DATE"). If there are any Oil and Gas Properties as to which Sellers do not have the right to grant Buyer the right to conduct an assessment, or if as a result of Buyer's environmental assessment any particular Oil and Gas Property is determined to be in material violation of environmental Laws, then Buyer, no later than the

Environmental Assessment Date, may notify Sellers that Buyer wants to exclude such Oil and Gas Property from this Agreement (and such notice, if and to the extent regarding a violation of environmental Laws, shall provide in reasonable detail the Law that was violated, the manner in which such Law was violated, and sufficient information to substantiate the violation), in which event said Oil and Gas Property shall be excluded and the Purchase Price shall be reduced, with such reduction in the Purchase Price being determined as provided in Section 7. After the Environmental Assessment Date: (I) Buyer may not request that any Oil and Gas Property be excluded from this Agreement due to Sellers not having the right to grant Buyer the right to conduct an environmental assessment as to such Oil and Gas Property or due to any violation of environmental Laws as to such Oil and Gas Property, and (II) Buyer shall be deemed to have inspected the Oil and Gas Properties or waived its right to inspect the Oil and Gas Properties for all purposes and satisfied itself as to their physical and environmental condition, both surface and subsurface, including conditions specifically related to the presence or release of any substance or material defined or designated as hazardous or toxic waste, hazardous or toxic material, hazardous or toxic substance, or other similar term, by any Law relating to the environment (collectively, "HAZARDOUS SUBSTANCES").

                           (B) Sellers have been performing environmental
remediation operations with respect to substances that had been deposited or otherwise disposed in nine (9) pits in the portion of the Oil and Gas Properties known as Bagley Field. The nature of such operations has been, and is, using windmill powered pumps to remove Benzene from the water. The nine (9) pits for which such operations are currently being conducted are listed on Exhibit D. Such environmental remediation operations will not be completed as of the Closing Date, and as of the Effective Date, Sellers shall be responsible for all environmental remediation work and any costs associated therewith regarding said nine (9) pits. Sellers shall protect, defend, indemnify, and hold Buyer harmless from any claims, fines, or damages associated with the performance of environmental remediation operations on pits described in Exhibit D herein. Notwithstanding anything herein to the contrary, the Purchase Price shall not be reduced, and no Oil and Gas Property may be excluded, due to any matters relating to the need to continue environmental remediation operations with respect to said nine (9) pits. Sellers reserve the right to continue, at no cost to Sellers, disposing of produced water from field remediation operations, into the O. G. State No. 2 disposal well. Buyer shall have the right to test Sellers' water from these operations.

                  (iii)(A) Buyer shall provide Sellers with a copy of any environmental assessment and other reports, and all supporting data and other documentation, promptly upon completion of the assessment. Buyer shall keep any data or information acquired by such examinations and the results of all analyses of such data and information strictly confidential and shall not disclose them to anyone without Sellers' prior written approval, which need not be given by Sellers.

                           (B) The consent required by subsection (A) shall not
apply to a disclosure to a governmental agency that Buyer believes upon written advice of counsel is required by Law; provided however, that in such event, Buyer shall give notice to Sellers (which notice shall describe in a reasonably detailed manner the legal grounds on which such advice is based) at least ten
(10) days prior to making such disclosure, and shall take into account any comments Buyer may receive from Sellers. Sellers shall have the right to contest the need to disclose any information, and Buyer shall protect, defend, indemnify, and hold

Sellers harmless from any Claims or Damages resulting from any disclosure that was not required by Law. Sellers shall protect, defend, indemnify, and hold Buyer harmless from Sellers' acts with respect to (1) withholding consent in accordance with subsection (A) herein, or (2) exercising Sellers' right to contest the need to disclose any information contemplated herein.

         (c) As used herein, "DEFECT" means any matter, other than a "PERMITTED ENCUMBRANCE" (hereinafter defined), which causes one or more of the following to be a correct statement:

                  (i) Sellers' ownership of an Asset is such that, with respect to a well or unit listed on Exhibit B, such ownership: (A) is insufficient to entitle it to receive a decimal share of the oil, gas and other hydrocarbons produced from, or allocated to, such well or unit that is at least equal to the decimal share set forth on Exhibit B in the column "Net Revenue Interest" or (B) obligates it to bear a decimal share of the cost of operating such well or unit ("OPERATING INTEREST") greater than the decimal share set forth on Exhibit B in the column "Operating Interest" without a proportionate increase in the corresponding Net Revenue Interest set forth on such Exhibit;

                  (ii) Sellers' ownership of an Oil and Gas Property is subject to an outstanding and valid mortgage, deed of trust, other lien or encumbrance, or other adverse claim or imperfection in title, which if asserted would cause either subsection (i)(A) or (i)(B) to be a correct statement; or

                  (iii) Sellers have inaccurately and materially represented or failed to represent the amount of any gas imbalances.

                  (iv) Any product sales contracts that have not been disclosed to Buyer before closing.

         (d) As used herein, "PERMITTED ENCUMBRANCE" shall mean any and all of the following:

                  (i) The conditions, restriction, exceptions, reservations, limitations and all other terms contained in the agreements and instruments in the chain of title that creates or reserves to Sellers their interest in any Asset, provided that the same do not reduce Sellers' Net Revenue Interest in the affected Asset to less than that set forth on Exhibit B;

                  (ii) Royalties, overriding royalties (including those specifically described on Exhibit A), division orders, reversionary interests, production payments, net profits interests and similar burdens affecting any Oil and Gas Property if the net cumulative effect of such burdens does not reduce Sellers' Net Revenue Interest in the affected Asset to less than that set forth on Exhibit B;

                  (iii) Preferential rights to purchase, requirements that third party consents be obtained for assignments, and agreements of a similar nature, with respect to which waivers or consents shall have been obtained from the appropriate parties, or the appropriate time period for asserting such rights shall have expired without an exercise of such rights;

                  (iv) Taxes and assessments which are not yet delinquent or which are being contested by Sellers in good faith;

                  (v) Conditional rights of reassignment requiring ninety (90) days or less notice to the holder of such rights; the conditions which have not occurred or will not occur prior to Closing.

                  (vi) Easements, rights-of-way, servitudes, permits, surface leases and other rights in respect to surface operations, pipelines, logging, canals, ditches, reservoirs or the like; conditions, covenants or other restrictions; easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements or rights-of-way on, over or with respect of any Asset which do not materially and adversely affect the Asset affected thereby or its current use;

                  (vii) Any obligations or duties affecting an Asset to any municipality or public authority with respect to any franchise, grant, license or permit and all applicable Laws of any governmental authority;

                  (viii) Existing operating agreements, unit agreements, gas purchase contracts and any and all other agreements that are typical in the oil and gas exploration, development, production or extraction business or in the business of processing of gas and gas condensate or production for the extraction of proper products therefrom, to the extent that the same do not reduce Sellers' Net Revenue Interest in the affected Asset to less than that set forth on Exhibit B;

                  (ix) Any other defect or imperfection in title which would customarily be waived by a reasonable person engaged in the business of owning and operating oil and gas properties; and

                  (x) Any other matter waived or deemed to be waived by Buyer pursuant to the provisions of subsection (a).

         (e) With respect to all Assets conveyed to Buyer hereunder:

                  (I) BUYER SHALL BE DEEMED TO HAVE: (A) INSPECTED, OR TO HAVE WAIVED ITS RIGHT TO INSPECT, THE ASSETS FOR ALL PURPOSES, AND (B) SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, INCLUDING CONDITIONS SPECIFICALLY RELATED TO THE PRESENCE, RELEASE, OR DISPOSAL OF SOLID WASTES, ASBESTOS, OTHER MANMADE FIBERS, NATURALLY OCCURRING RADIOACTIVE MATERIALS, AND OTHER HAZARDOUS SUBSTANCES IN, ON, OR UNDER THE OIL AND GAS PROPERTIES.

                  (II) BUYER SHALL BE DEEMED TO HAVE RELIED SOLELY ON ITS OWN INSPECTION OF THE ASSETS, AND AS PROVIDED IN SECTION 4, SELLERS ARE SELLING AND BUYER IS BUYING ALL ASSETS "AS IS, WHERE IS." CONSISTENT WITH BUT NOT AS A LIMITATION ON THE FOREGOING, SELLERS MAKE NO WARRANTY, REPRESENTATION, OR COVENANT, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA, REPORTS, RECORDS, PROJECTIONS, INFORMATION, OR OTHER MATERIALS NOW, HERETOFORE, OR HEREAFTER FURNISHED OR MADE AVAILABLE TO BUYER IN CONNECTION WITH THIS AGREEMENT, INCLUDING PRICING ASSUMPTIONS OR QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE ASSETS OR THE ABILITY OR POTENTIAL OF THE ASSETS TO PRODUCE HYDROCARBONS OR THE ENVIRONMENTAL CONDITION OF THE ASSETS OR ANY OTHER MATERIALS

FURNISHED OR MADE AVAILABLE TO BUYER BY OR ON BEHALF OF SELLERS. ANY AND ALL SUCH DATA, REPORTS, RECORDS, PROJECTIONS, INFORMATION, AND OTHER MATERIALS FURNISHED BY OR ON BEHALF OF SELLERS TO BUYER ARE PROVIDED TO BUYER AS A CONVENIENCE AND SHALL NOT CREATE OR GIVE RISE TO ANY LIABILITY OF OR AGAINST SELLERS, AND ANY RELIANCE ON OR USE OF THE SAME SHALL BE AT BUYER'S SOLE RISK.

         7. CERTAIN PURCHASE PRICE ADJUSTMENTS. (a) If in connection with the due diligence review under Section 6 either: Asserted Defects are presented to Sellers and Sellers are unable or unwilling to cure such Asserted Defects prior to Closing, Buyers have elected to treat an Oil and Gas Property affected by a casualty loss as if it was an Oil and Gas Property affected by an Asserted Defect, or an NRI Increase occurs, or an Oil and Gas Property is excluded under
Section 6(b)(ii), or 6(c) then:

                  (i)(A) If the Asserted Defect is a mortgage, deed of trust, lien, encumbrance or other charge which is undisputed and liquidated in amount, then the adjustment shall be the amount necessary to be paid to remove the Asserted Defect from the affected Oil and Gas Property;

                           (B) If there is: (I) an Asserted  Defect or NRI
Increase that represents a discrepancy between the Net Revenue Interest that Sellers are entitled to receive from any Oil and Gas Property and the Net Revenue Interest stated on Exhibit B, and (II) an Operating Interest change proportionate to the change in the Net Revenue Interest resulting from the Asserted Defect or NRI Increase, then the amount of the adjustment shall be the product of the value allocated by Buyer (and Buyer represents said value was allocated in good faith) to such Oil and Gas Property as set forth on Exhibit B ("ALLOCATED VALUE") multiplied by a fraction, the numerator of which shall be the change in the Net Revenue Interest and the denominator of which shall be the Net Revenue Interest set forth on Exhibit B; and

                           (C) If an Oil and Gas Property is excluded under
Section 6(b)(ii) or 6(c), then the Purchase Price shall be reduced by the Allocated Value of the Wells located on such Oil and Gas Property.

                  (ii) If the Asserted Defect represents an obligation, encumbrance, burden, discrepancy or charge upon or other defect in title to the affected Oil and Gas Property of a type not described in subsections (i)(A) or
(i)(B), the adjustment amount shall be determined by taking into account the Allocated Value of the Oil and Gas Property so affected, the portion of the Oil and Gas Property affected by the Asserted Defect, the legal effect of the Asserted Defect, the potential economic effect of the Asserted Defect over the life of the affected Oil and Gas Property and such other factors as are necessary to make a proper evaluation of the value of the Asserted Defect; provided further, that if the parties cannot agree upon an appropriate adjustment in light of the foregoing factors, then subject to subsection (b), either Buyer or Sellers may elect to exclude such Oil and Gas Property from the transaction contemplated hereby, and the Purchase Price will be reduced by the Allocated Value of the wells located on such Oil and Gas Property and the units in which the related Oil and Gas Property participates.

                  (iii) Notwithstanding anything herein to the contrary: (A) the aggregate reduction attributable to the effect of all Asserted Defects related to a given Oil and Gas Property shall not exceed the Allocated Value of the Wells located on such Oil and Gas Property; and (B) no reduction shall be made with respect to an Asserted Defect if the diminution in the Allocated Value regarding such Oil and Gas Property resulting therefrom regarding said asset will not exceed Twelve Thousand Five Hundred Dollars ($12,500.00).

         (b)(i) If the aggregate Purchase Price reductions which would result under subsections (a) and (c) do not exceed two percent (2%) of the Base Purchase Price, then the Purchase Price shall not be adjusted, and none of the Oil and Gas Properties which would be excluded by such procedure shall be excluded.

                  (ii) If the aggregate Purchase Price reductions which would result under subsections (a) and (c) exceed two percent (2%) of the Base Purchase Price, the Purchase Price shall be adjusted by the amount by which such decreases exceed two percent (2%) of the Base Purchase Price. If the Purchase Price increase which would result under subsection (a) exceeds two percent (2%) of the Base Purchase Price, the Purchase Price shall be adjusted by the amount by which such increase exceeds two percent (2%) of the Base Purchase Price.

         (c) If Buyer, prior to the Defect Date, provides Sellers with evidence reasonably satisfactory to Sellers that the disposal well operated by Sellers in the Bagley Field does not pass the mechanical integrity test required by Law, then: (i) prior to Closing, Sellers shall repair said disposal well so as to bring it into compliance with Law, or (ii) the Base Purchase Price shall be reduced by an amount equal to that necessary to bring said disposal well into compliance with Law.

         (d) If the net aggregate amount of all Purchase Price reductions under this Agreement, regardless of the reason for such reductions, exceeds five percent (5%) of the Base Purchase Price, either party may terminate this Agreement by giving notice to the other party within ten (10) days of the date it was determined that the Purchase Price reduction would exceed said five percent (5%), in which event this Agreement shall terminate and the Deposit shall be returned to Buyer. Upon such termination, the parties shall have no further obligations to one another hereunder (other than the indemnification obligations under Sections 3(a)(vi) and 6(b), and the obligations under and Sections 11(c), 14 and 19 - 26, which will survive such termination).

         (e) Notwithstanding anything herein to the contrary, the Purchase Price shall not be reduced, and no Oil and Gas Property may be excluded, due to any matters relating to the plugging and abandonment of wells listed on Exhibit "B."

         8. CERTAIN COVENANTS OF BUYER PENDING CLOSING. If the purchase and sale of the Assets is consummated, then for a period of seven (7) years from the closing, Buyer shall save and retain, and give Sellers access at all reasonable times upon reasonable notice, to all files and records (including all computer records) delivered by or on behalf of Sellers in connection with the transaction contemplated hereby, and shall permit Sellers to make copies of any such files and records. Consistent with but not as a limitation on Section 29, if the Assets are subsequently transferred by Buyer, Buyer shall take all action in its contractual arrangements relating to such transfer necessary to allow Sellers to have continued access to all such files and records.

         9. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER. Buyer's obligation to purchase the Assets is subject to each of the following conditions being met:

         (a) Each and every warranty and representation of Sellers under this Agreement shall be true and accurate in all material respects as of Closing, the same as if made at Closing, except as to changes specifically contemplated by this Agreement or waived by Buyer.

         (b) Sellers shall have complied in all material respects (or compliance shall have been waived by Buyer) with each and every covenant required by this Agreement to be performed by Sellers prior to or at the Closing.

         (c) No suit, action or other proceedings shall, on the date of Closing, be pending, or threatened in writing, before any court or governmental agency seeking to restrain, prohibit, or obtain damages or other relief in connection with the consummation of the transactions contemplated by this Agreement.

         (d) Any and all other conditions precedent in Buyer's favor have been satisfied or waived.

         10. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS. Sellers' obligation to sell the Assets is subject to each of the following conditions being met:

         (a) Each and every warranty and representation of Buyer under this Agreement shall be true and accurate in all material respects as of Closing, the same as if made at Closing, except as to changes specifically contemplated by this Agreement or waived by Sellers.

         (b) Buyer shall have complied in all material respects (or compliance shall have been waived by Sellers) with each and every covenant required by this Agreement to be performed by Buyer prior to or at the Closing.

         (c) No suit, action or other proceedings shall, on the date of Closing, be pending, or threatened in writing, before any court or governmental agency seeking to restrain, prohibit, or obtain damages or other relief in connection with the consummation of the transactions contemplated by this Agreement.

         (d) Any and all other conditions precedent in Sellers' favor have been satisfied or waived.

         11. TERMINATION OF AGREEMENT. (a) If: (i) any condition precedent set forth in Section 9 to Buyer's obligation to purchase the Assets is not satisfied or waived as of the Closing Date, or if the Closing does not occur on or before July 7, 2000 ("TERMINATION DATE"), then Buyer may terminate this Agreement upon seven (7) days notice to Sellers unless, as to a notice of termination given due to a condition precedent not being satisfied or waived, the condition precedent is satisfied within said seven days regardless of whether or not extending beyond the Termination Date, in which case the Closing shall occur within three
(3) business days after the condition precedent was satisfied. If such termination occurs and Buyer is not in breach of its warranties, representations, or obligations hereunder at the time such notice of termination was given, then Sellers shall return the Deposit to Buyer within said seven days. Upon such termination, the parties shall have no further obligations to one another hereunder (other than the indemnification obligations under Sections 3(a)(vi) and 6(b), and the obligations under subsection (c) and Sections 14 and 19 - 26, which will survive such termination).

         (b) If any condition precedent set forth in Section 10 to Sellers' obligation to sell the Assets is not satisfied or waived as of the Closing Date, or if the Closing does not occur on or before the Termination Date, then Sellers may terminate this Agreement upon seven (7) days notice to Buyer unless, as to a notice of termination given due to a condition precedent not being satisfied or waived, the condition precedent is satisfied within said seven days regardless of whether or not extending beyond the Termination Date, in which case the Closing shall occur within three (3) business days thereafter. If such termination occurs, Sellers shall return the Deposit to Buyer only if the termination was based solely on Section 2(b). Upon such termination, the parties shall have no further obligations to one another hereunder (other than the indemnification obligations under Sections 3(a)(vi) and 6(b), and the obligations under subsection (c) and Sections 14 and 19 - 26, which will survive such termination).

         (c) Upon termination of this Agreement under either subsection (a) or
(b), or under Section 7(d), Sellers may sell the Assets (or any portion thereof) to any third party without any limitation under or by reason of this Agreement, and Buyer shall not seek to enjoin any such sale and shall not otherwise institute any Claim regarding any such sale. In the event of termination, promptly following Sellers' request, Buyer shall: (i) execute any instrument requested by Sellers to evidence the termination of Buyer's right to acquire the Assets, and (ii) return to Sellers all data and other information (and all copies thereof) furnished to Buyer by or on behalf of Sellers in connection with this transaction.

         12. CLOSING. (a)(i) The closing ("CLOSING") of the transaction contemplated hereby shall take place in the offices of Sellers, in Denver, Colorado, on June 30, 2000, at 10:00 a.m. Mountain Time, or at such other date and time as Buyer and Sellers may agree ("CLOSING DATE").

                  (ii) At least three (3) business days before the Closing Date, Sellers shall submit to Buyer a proposed statement ("CLOSING STATEMENT") setting forth the proposed Purchase Price, based on the adjustments for which this Agreement provides. At least two (2) business days before the Closing Date, Buyer shall deliver to Sellers a written report proposing and explaining any changes to the Closing Statement; provided however, if Buyer fails to timely deliver such report, Sellers' Closing Statement shall conclusively be deemed accurate, and the Closing Statement shall be the basis for the Purchase Price. Notwithstanding the foregoing, however, if the total adjustment proposed by either party is such that such party, if correct, would be entitled to terminate this Agreement under Section 7(d), then the Closing shall not occur until and unless the differences are resolved.

         (b) At the Closing, Sellers shall:

                  (i) execute, acknowledge and deliver to Buyer a Quitclaim Assignment and Bill of Sale ("ASSIGNMENT") of the Assets, in the form attached hereto as Exhibit C (with Exhibits A and B hereto being attached thereto), effective as to runs of oil and deliveries of gas as of 7:00 a.m., Mountain Time on June 1, 2000 ("EFFECTIVE DATE");

                  (ii) execute and deliver to Buyer letters in lieu of transfer orders (or similar documents), in form acceptable to both parties;

                  (iii) execute and deliver to Buyer an affidavit or other certification (as permitted by the Internal Revenue Code of 1986) having the form and language as Exhibit E attached hereto, to the effect that Sellers are not a "foreign person" within the meaning of Section 1445 (or similar provisions) of the Internal Revenue Code of 1986; and

                  (iv) provide Buyer with Sellers' Officer Certificate having the form and language of Exhibit D-1 attached hereto.

         (c) At the Closing, Buyer shall:

                  (i) deliver to the Sellers by wire transfer in immediately available funds, to an account designated by Sellers in a bank located in the United States, an amount equal to the Purchase Price minus the Deposit, as such amount may be adjusted in accordance with the terms hereof;

                  (ii) with respect to Assets operated by Sellers, execute and deliver to Sellers appropriate evidence reflecting change of operator as required by applicable authorities and such evidence as Sellers may require that Buyer is qualified with such authorities to succeed Sellers as operator; and

                  (iii) provide Sellers with Buyer's Officer Certificate having the form and language of Exhibit D-2 attached hereto.

         (d) Within twenty (20) days after Closing, Sellers will deliver to Buyer the records and other materials described in Section 1(a).

         (e) Following the Closing, with respect to each Oil and Gas Property as to which Sellers are disbursing proceeds of production attributable to other parties entitled thereto, Sellers shall:

                  (i) continue to collect proceeds of production during the month in which Closing occurs and be responsible for making disbursements, in accordance with their normal procedures (and at normal times), of such proceeds from production so collected to the parties entitled to same, with any proceeds from production thereafter collected by Sellers to be promptly forwarded to Buyer (who shall thereafter account for same to the parties entitled thereto), and

                  (ii) deliver to Buyer: (A) a copy of their proceeds distribution list (but Sellers make no warranties or representations, express or implied, as to the accuracy of such list) for each such Asset (which list shall include the name, address, social security or tax number, and applicable share of proceeds from production for each party to whom Sellers are disbursing such proceeds with respect to such Asset), (B) a list of all parties for whom it is holding in suspense proceeds from production, (C) a list of all parties for whom it is holding in any advance payments made by other working interest owners for operations to be conducted on the Assets, and (D) a check (which shall be delivered within 30 days after the end of the month in which Closing occurs) in an amount equal to all suspended funds and advance payments. Following delivery of the materials referred to in this subsection, Buyer shall be responsible for all disbursements of proceeds from production (including suspense and other disbursements attributable to periods prior to the Effective Date) and such disbursement activities shall be included in the matters which Buyer assumes, and indemnifies Sellers with respect to, hereunder.

         (f) All production attributable to Sellers' interest in the Oil and Gas Properties, and all proceeds from the sale thereof, including proceeds from the sale of any oil in storage above the pipeline connection, and any accounts receivable balances and related Claims and Damages, any of which are attributable to production prior to the Effective Date, shall be and remain Sellers' property. All such production therefrom, and all proceeds from the sale thereof, attributable to production after the Effective Date shall be Buyer's property.

         (g) Buyer shall execute, acknowledge and file the Assignment for record immediately upon receipt thereof and will furnish to Sellers a copy of the recorded document promptly after Buyer's receipt of such recorded instrument from the clerk in each county or parish in which the Assignment is recorded. In addition, where applicable, Buyer shall execute any forms required to effect a change of operator for all wells conveyed herein.

         (h) Following the Closing, Buyer shall:

                  (i) Promptly take all actions necessary to succeed Sellers as the party to any leases, rights-of-way, contracts, bonds, permits, licenses, and any other instrument, and to all duties, obligations, and liabilities to individuals, private entities, or governmental authorities, with respect to the Assets to which Sellers were a party or by which it was bound, and protect, defend, indemnify, and hold Sellers harmless from any and all Claims and Damages with respect thereto; and

                  (ii) Assume and fully perform all of Sellers' duties, liabilities and obligations relating to the Assets, including duties, liabilities, and other obligations imposed by any leases, rights-of-way, contracts, bonds, permits, licenses, and any other instrument to which Sellers were a party or by which it was bound, and shall protect, defend, indemnify, and hold Sellers harmless from any and all Claims and Damages with respect thereto, including the plugging and abandonment of any wells.

         13. CERTAIN POST-CLOSING ADJUSTMENTS. (a) Following Closing, in the manner provided in subsection (c), appropriate adjustments shall be made between Buyer and Sellers so that:

                  (i) all expenses attributable to Sellers' interest in the Assets that are incurred in the ownership and operation of the Assets before the Effective Date will be borne by Sellers and all proceeds payable to Sellers for their interest in the Assets (net of applicable production, severance, and similar taxes) from the sale of oil, gas and other minerals produced, and the disposal of produced water therefrom before the Effective Date will be received by Sellers, and

                  (ii) all expenses attributable to Sellers' interest in the Assets which are incurred in the ownership and operation of the Assets after the Effective Date will be borne by Buyer and all proceeds payable to Sellers for their interest in the Assets (net of applicable production, severance, and similar taxes) from the sale of oil, gas and other minerals produced therefrom on and after the Effective Date will be received by Buyer.

         (b) In making the adjustments under subsection (a): (i) oil which was produced from the Oil and Gas Properties and which was, on the Effective Date, stored in tanks located on the Oil and Gas Properties (or located elsewhere but used by Sellers to store oil produced from the Oil and Gas Properties prior to delivery to oil purchasers) and above pipeline connections shall be deemed to have been produced before the Effective Date, and (ii) ad valorem taxes assessed with respect to the taxing period in which the Effective Date falls, regardless of the basis on which such taxes are computed, shall be prorated based on the number of days in such period which fall on each side of the Effective Date (with the day on which the Effective Date falls being counted in the period after the Effective Date), and shall, where the current year's taxes are not yet known, be based on the previous year's taxes. Each party shall bear their own local, state or federal income tax liabilities.

         (c) As soon as practicable after Closing, but in any event within ninety (90) days thereafter, Sellers shall prepare and submit to Buyer a proposed statement ("FINAL STATEMENT"), which shall show the final calculation of the Purchase Price ("FINAL SETTLEMENT PRICE"), based on the adjustments for which this Agreement provides. As soon as possible after receipt of the Final Statement, but in any event within thirty (30) days after receipt thereof, Buyer shall deliver to Sellers a written report containing the changes, if any, which Buyer proposes being made to the Final Statement; provided however, if Buyer fails to timely deliver such report, Sellers' Final Statement and Final Settlement Price shall conclusively be deemed accurate, and such Final Statement shall be the basis for the Final Settlement Price. In the event that Buyer submits a response, the parties shall exercise all reasonable efforts to agree with respect to the amounts due not later than ninety (90) days after the Closing, but in any event prior to September 29, 2000. After agreement upon a Final Settlement Price setting forth the amount by which the Purchase Price shall be adjusted (either upward or downward), the amount due shall be paid within five (5) business days thereafter by the party owing the same in immediately available funds. Amounts due and payable hereunder, but which are not paid when due, shall bear interest at the rate of one and one-half percent per month, compounded monthly, or the maximum amount permitted by law, whichever is less.

         14. COMMISSIONS. Sellers shall indemnify and hold Buyer harmless from and against any and all Claims and Damages arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by, or on behalf of, Sellers with any broker or finder in connection with this Agreement or the transaction contemplated hereby. Buyer shall indemnify and hold harmless Sellers from and against any and all Claims and Damages arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by, or on behalf of, Buyer with any broker or finder in connection with this Agreement or the transaction contemplated hereby.

         15. CASUALTY LOSS. In the event of damage by fire or other casualty to the Assets prior to the Closing, this Agreement shall remain in full force and effect, and in such event, unless Buyer and Sellers shall otherwise agree:

         (a) as to each such Asset so damaged that is an Oil and Gas Property, at Buyer's election either: (i) such Asset shall be treated as if it were subject to an Asserted Defect, and the procedure provided for in Section 6 shall be applicable thereto, or (ii) the Purchase Price will not be adjusted, but if Sellers are entitled to make any claims under any insurance policy with respect to such damage, Sellers shall, at Sellers' election, either collect (and when collected, or at the Closing, whichever last occurs, pay over to Buyer), or assign to Buyer (at the Closing), such claims, and

         (b) as to each such Asset so damaged that is not an Oil and Gas Property, at Sellers' election it shall either collect for (and when collected, or at the Closing, whichever last occurs, pay over to Buyer), or assign to Buyer (at the Closing), any and all insurance claims relating to such loss, and Buyer shall take title to the Asset affected by such loss without reduction of the Purchase Price.

         16. NOTICES. All notices, demands or communications ("NOTICES") under this Agreement shall be in writing and shall be addressed to the party as set forth below. All Notices shall be given by: (i) personal delivery, (ii) electronic communication, provided the transmitting device used by the party provides documentary confirmation of receipt, (iii) first class mail, postage prepaid, or (iv) a nationally recognized overnight courier service. All Notices shall be effective and shall be deemed delivered (i) if by personal delivery or by overnight courier, on the date of delivery if delivered on or before 4:30 p.m. on such day; otherwise, it shall be deemed to have been delivered on the next business day following delivery, (ii) if by electronic communication, on the day of receipt unless received after 4:30 p.m., in which event it shall be deemed to have been received on the next business day following receipt of the electronic communication, and (iii) if solely by mail, on the first to occur or actual receipt. A party may change its address by Notice to the other party.

If to Sellers:

         Tipperary Oil & Gas Corporation       Burro Pipeline Corporation
         633 17th Street, Suite 1550           633 17th Street, Suite 1550
         Denver, Colorado   80202              Denver, CO 80202
         Attention: David L. Bradshaw          Attention: David L. Bradshaw
         Telephone No.: (303) 293-9379         Telephone No.: (303) 293-9379
         Facsimile No.:  (303) 292-3428        Facsimile No.: (303) 292-3428

If to Buyer:

         Transrepublic Resources, Inc.
         415 West Wall, Suite 703
         Midland, Texas 79701
         Attention: R. F. Bailey
         Telephone No.: (915) 686-9869
         Facsimile No.:  (915) 683-1649

         17. SURVIVAL OF PROVISIONS. The parties' respective covenants (including indemnification obligations) that are to be performed after the Closing or that may otherwise be applicable following the Closing, and the parties' respective warranties and representations (and disclaimers of warranties, representations, and covenants), shall survive the Closing and shall not merge into the Assignment or into any other documents or other instruments executed in connection herewith. Consistent with, but not as a limitation on the foregoing, the parties' respective obligations under Sections 1(b), 2(c), 3, 4, 6(a)(iii)(B), 6(b)(i)(A), 6(b)(ii)(B), 6(e), 7(e), 8, 11(c), 12(d), 12(e),
12(h), 13(c), 14, 16, 17, 18, 19-26, 29, and 31 shall survive the Closing and the delivery of the Assignment.

         18. OPERATIONS. Subject to the terms and provisions of any existing agreements covering the Assets, Sellers agree to turn over to Buyer, at Closing, the operations of those Assets for which it is currently serving as operator. Sellers shall take all reasonable actions necessary to attempt to cause Buyer to become successor operator as contemplated herein.

         19. CONFIDENTIALITY AGREEMENT. The Confidentiality Agreement shall terminate only if and after Closing occurs and the Assignment is executed and delivered.

         20. FURTHER ASSURANCES. Without further consideration, each party shall take such further actions and execute such further documents as may be reasonably requested by the other party in order to effectuate the purpose and intent of this Agreement, including (if Closing occurs) division orders, transfer orders and other documents.

         21. GOVERNING LAW, AND VENUE. (a) This Agreement shall be: (i) deemed to have been negotiated, executed, and performed in Colorado, and (ii) governed by and interpreted in accordance with the Laws of Colorado, including the Laws of Colorado pertaining to conflict of law and choice of law; provided however, that it is the parties' intent that the Laws of Colorado, without regard to its conflict of law or choice of law rules, shall govern to the greatest extent.

         (b) Venue for the resolution of any disputes hereunder shall be limited to federal or state courts of competent jurisdiction sitting in Colorado, and the parties shall not challenge the subject matter or personal such jurisdiction of such courts; provided however, that if and to the extent that governing Law requires that proceedings be conducted in the state in which the property is situated, then notwithstanding the foregoing, such proceedings shall be commenced and prosecuted in a court of competent jurisdiction in such state, and any ancillary proceedings shall be consolidated with such proceedings. If a party does not have a registered agent for service of process in such state, then for purposes hereof, service of process may be accomplished in such other manner as may be provided by Law for service upon entities that are required to have a registered agent in such state but that do not have a registered agent.

         22. COSTS. Except as may be expressly provided otherwise herein, each party shall bear their own costs and expenses in connection with the negotiation and performance of this Agreement.

         23. ENTIRE AGREEMENT; AMENDMENT; AND WAIVER. (a) This Agreement, which includes any and all exhibits, contains the entire understanding and agreement of the parties and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof.

         (b) No amendment or modification to this Agreement shall be effective unless be in writing and signed by all parties. Consistent with but not as a limitation on the foregoing, references in this Agreement to the parties attempting to agree, or unless otherwise agreed, or phrases of similar import, shall mean and require agreements reduced to writing.

         (c) No waiver by a party of any breach by the other party of any provision of this Agreement shall be deemed a waiver of any preceding or succeeding breach of the same or any other provisions hereof. No such waiver shall be effective unless in writing and then only to the extent expressly set forth in writing.

         24. SECTION AND OTHER HEADINGS; AND CONSTRUCTION. The section and other headings contained in this Agreement are for reference only and have no legal significance. The use of pronouns is generic and they shall mean any gender as appropriate. The terms "include," "including," or similar terminology shall be construed as meaning without limitation as to the nature or scope of the referenced matters, whether similar or dissimilar to the referenced matters. The terms "herein" or "hereof," or similar terminology, shall be construed as referring to this Agreement rather than only the section or subsection in which such term appears. References to subsections shall refer to the section in which they appear, unless otherwise noted. This Agreement shall be deemed to have been drafted by both parties, and therefore the rule against construing ambiguities against the party drafting a contract shall be inapplicable to this Agreement.

         25. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable in whole or in part in any relevant jurisdiction, such provision, only to the extent invalid or unenforceable, shall be severable from this Agreement, and the other provisions of this Agreement (along with the provision at issue, to the extent that it would be valid and enforceable, and such provision shall be deemed to be so reformed) shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed to carry out the purpose and intent of this Agreement. The invalidity or unenforceability, in whole or in part, of any provision of this Agreement in any relevant jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, nor shall the invalidity or unenforceability of any provision of this Agreement with respect to any Person affect the validity or enforceability of such provision with respect to any other Person.

         26. ATTORNEY'S FEES. If litigation is commenced between the parties, the prevailing party shall be entitled to recover from the other party all reasonable attorney fees and costs. The prevailing party shall include: a party who dismisses an action in exchange for sums allegedly due; the party who received performance from the other party for an alleged breach of contract or a desired remedy where the performance is substantially equal to the relief sought in an action; or the party determined to be the prevailing party by a court of law.

         27. RESTRICTIONS ON ASSIGNMENT. Neither party may assign its rights under this Agreement and any such assignment in violation of this provision shall be void; provided however, that notwithstanding the foregoing, Buyer and Sellers may assign their rights under this Agreement to a subsidiary or other affiliate.

         28. TIME OF THE ESSENCE. Time is of the essence of this Agreement. If the last day permitted for the performance of any act required or permitted under this Agreement falls on a Saturday, Sunday, or holiday, the time for such performance shall be extended to the next succeeding business day.

         29. PARTIES IN INTEREST; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and permitted assigns of Sellers or Buyer. Nothing in this Agreement is intended to confer upon any other person or entity any rights or remedies under or by reason of this Agreement.

         30. NO PUBLICITY. Buyer shall not issue any publicity or press release concerning this Agreement or the transaction contemplated hereby without the prior written consent of Sellers, unless, in the written opinion of legal counsel acceptable to Sellers, such disclosure is required by applicable law or other applicable rules or regulations of any governmental authority or stock exchange and such publicity or press release contains no more than the minimum information necessary to comply therewith. This provision shall not replace or restrict any provision in any prior agreement between the parties affecting confidentiality or the disclosure of information about the Assets.

         31. NO RECORDING. This Agreement shall not be recorded by either party without the prior consent of the other party.

         32. INDEMNIFICATION. With respect to the portion, if any, of the oil and gas properties situated in the State of New Mexico, and to the extent that
Section 56-7-1 NMSA 1978 (1995 Repl.) may be applicable to this purchase and sale agreement, any indemnity agreement contained herein shall not extend to liability, claims, damages, losses, or expenses, including attorney's fees arising out of:

         (i) The preparation or approval of maps, drawings, opinions, reports, surveys, change orders, designed, or specifications by the indemnitee, or the agents or employees of the indemnitee; or

         (ii) The giving of or the failure to give directions or instructions by the indemnitee, or the agents or the employees of the indemnitee, where such giving or failure to give such directions or instructions is the primary cause of bodily injury to persons or damages to property.

         33. TAX ALLOCATION. Sellers and Buyer shall use their best efforts to agree on an allocation for purposes of Form 8594, Asset Acquisition Statement within 30 days after Closing. If the parties are unable to agree on such an allocation in a timely manner, the parties will, by amended tax returns and claims for refunds, make its best efforts to have the required informational reports agree.

         IN WITNESS WHEREOF, this Agreement is executed by the parties hereto on the date set forth above.

SELLERS:                                    BUYER:

TIPPERARY OIL & GAS CORPORATION             TRANSREPUBLIC RESOURCES, INC.


By:                                         By:
    -------------------------------------       --------------------------------
    David L. Bradshaw                           R. F. Bailey
    President and Chief Executive Officer       President

BURRO PIPELINE CORPORATION


By:
    ----------------------------------------
    David L. Bradshaw
    President and Chief Executive Officer

                                                     PURCHASE AND SALE AGREEMENT
                                     BETWEEN TIPPERARY OIL & GAS CORPORATION AND
                                                      BURRO PIPELINE CORPORATION
                                               AND TRANSREPUBLIC RESOURCES, INC.

                                   EXHIBIT "C"

                      QUITCLAIM ASSIGNMENT AND BILL OF SALE

         THIS QUITCLAIM ASSIGNMENT AND BILL OF SALE ("ASSIGNMENT"), dated _______, 2000, is between Tipperary Oil & Gas Corporation, a Texas corporation, and Burro Pipeline Corporation, a New Mexico corporation ("ASSIGNORS"), the address of which is 633 17th Street, Suite 1550, Denver, Colorado 80202, and Transrepublic Resources, Inc., a Texas corporation ("ASSIGNEE"), the address of which is 415 West Wall, Suite 703, Midland, Texas 79701.

                                    RECITALS:

         A. The parties entered into that certain Purchase and Sale Agreement dated June 12, 2000 ("AGREEMENT"), pursuant to which Assignors agreed to sell, assign, and convey, and Assignee agreed to purchase the hereinafter described Assets.

         B. The parties have consummated the purchase and sale of the Assets pursuant to the Agreement, and this Assignment is being executed and delivered pursuant thereto.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. CONVEYANCE AND RESERVATION. (a) Assignors do hereby quitclaim and sell unto Assignee the following described properties, rights and interests (collectively, "ASSETS"), but only to the extent related to the real property described in Exhibit A ("PROPERTY"):

                  (i) All of Assignors' right, title, and interest, if any, in all oil, gas and other mineral interests, including Assignors' right, title, and interest, if any, in all: (A) oil and gas leases and any other mineral leases and related easements and rights-of-way, (B) royalties and overriding royalties,
(C) production payments, (D) net profits interests, (E) reversionary mineral interests, (F) unitization, pooling, and communitization agreements, and (G) declarations and orders (including all units formed under orders, rules, regulations, or other official acts of any federal, state, or other authority having jurisdiction, and voluntary unitization agreements, designations and declarations), subject to any exceptions and reservations contained in Exhibit A;

                  (ii) All of Assignors' right, title, and interest, if any, in all fixtures, equipment, and other personal property, to the extent relating to the wells described in Exhibit B, situated on the Property; and

                  (iii) all contracts; lease files; abstracts and title opinions; production records; well files; permits and licenses; accounting records (but excluding all general financial accounting or tax accounting records that do not pertain exclusively to the Property); electric logs and geological, engineering, and other technical data and records (subject to any contractual or other restrictions relating to the transfer of such data and records); and other files, documents and records that directly relate to the Property.

                  (b) Assignors' interest, if any, in the assets described in subsection (a) is herein sometimes collectively called the "ASSETS."

         (c) Assignors except and reserve from this Assignment, a concurrent right to utilize any easements or right-of-way rights in and to the surface estate of the property and all rights of any nature whatsoever appurtenant or otherwise associated therewith, and such right, title, and interest does not constitute any part of the Assets. The reservation of these concurrent rights shall be in addition to and not limit the statutory, contractual, or common law rights of Buyer to use the surface estate for the development of Oil and Gas property described herein.

         (d) As of the effective date hereof, Assignee assumes all of Assignors' duties, liabilities and obligations relating to the Assets, and shall protect, defend, indemnify, and hold Assignors harmless from any and all rights, claims, demands, causes of action, and legal, administrative, or arbitration proceedings, of any and every nature (collectively, "CLAIMS"), and injuries, deaths, damages, and obligations of any and every nature resulting from or that gave rise to any Claim, including liabilities, losses, costs, penalties, expenses, judgments, fines, settlements, interest, reasonable attorney's fees, and other related expenses of any nature (collectively, "DAMAGES") with respect thereto; provided however, that Damages shall not include consequential, special, incidental, or punitive damages.

         (e) Assignors reserve the right to continue, at no cost to Assignors, disposing of produced water from field remediation operations, into the O. G. State No. 2 disposal well.

         2. DISCLAIMER OF WARRANTIES. (a) Assignors make no warranty, representation, or covenant, express or implied, as to their title to the Assets, and Assignors make no other warranty, representation, or covenant, express or implied, with respect to the Assets.

         (b) CONSISTENT WITH AND NOT AS A LIMITATION ON SUBSECTION (a), THE ASSETS ARE HEREBY PURCHASED, SOLD, AND CONVEYED "AS IS, WHERE IS", WITHOUT ANY WARRANTY, REPRESENTATION, OR COVENANT, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, RELATING TO:

                  (i) THE CONDITION, QUANTITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY PURPOSE, CONFORMITY TO THE MODELS OR SAMPLES OF MATERIALS, OR MERCHANTABILITY OF ANY IMMOVABLE PROPERTY, MOVABLE PROPERTY, EQUIPMENT, INVENTORY, MACHINERY, AND OTHER FIXTURES AND PERSONAL PROPERTY CONSTITUTING PART OF THE ASSETS;

                  (ii) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM REDHIBITORY VICES OR DEFECTS OR OTHER VICES OR DEFECTS, WHETHER KNOWN OR UNKNOWN; AND

                  (iii) ANY AND ALL IMPLIED WARRANTIES, REPRESENTATIONS, OR COVENANTS EXISTING UNDER APPLICABLE LAW NOW OR HEREAFTER IN EFFECT.

         (c) CONSISTENT WITH BUT NOT AS A LIMITATION ON SUBSECTIONS (a) AND (b):

                  (i) ASSIGNORS ARE SELLING AND ASSIGNEE IS BUYING THE ASSETS WITH ALL DEFECTS AND FAULTS (LATENT OR APPARENT) AND IT ASSUMES THE RISK THAT ADVERSE PAST, PRESENT OR FUTURE PHYSICAL CONDITIONS MAY NOT HAVE BEEN REVEALED BY THEIR INVESTIGATIONS, AND

                  (ii) ASSIGNORS MAKE NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA, REPORTS, RECORDS, PROJECTIONS, INFORMATION, OR OTHER MATERIALS NOW HERETOFORE, OR HEREAFTER FURNISHED OR MADE AVAILABLE TO ASSIGNEE IN CONNECTION HEREWITH, INCLUDING PRICING ASSUMPTIONS OR QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF
ANY) ATTRIBUTABLE TO THE ASSETS OR THE ABILITY OR POTENTIAL OF THE ASSETS TO PRODUCE HYDROCARBONS OR THE ENVIRONMENTAL CONDITION OF THE ASSETS OR ANY OTHER MATERIALS FURNISHED OR MADE AVAILABLE TO ASSIGNEE BY OR ON BEHALF OF ASSIGNORS.

         3. SUBJECT TO AGREEMENT. This Assignment is subject to the terms of the Agreement, which terms are incorporated herein by this reference, survive the execution and delivery of, and have not merged into, this Agreement, and are binding on Assignors and Assignee and their respective successors and assigns. Such provisions of the Agreement include, without limitation, additional warranties and representations of the parties. If the Agreement and the Assignment conflict, the Agreement controls.

         4. COUNTERPARTS. This Assignment may be executed in several counterparts all of which are identical, except that, to facilitate recordation, in certain counterparts hereof, only that portion of Exhibit A that contains specific descriptions of assets located in the recording jurisdiction in which the particular counterpart is to be recorded are included, and other portions of Exhibit A are included by reference only. All such counterparts together shall constitute one and the same instrument. Complete copies of this Assignment containing the entire Exhibit A have been retained by Assignors and Assignee.

         IN WITNESS WHEREOF, this Assignment has been executed and delivered on the date first set out above, but effective as to runs of oil and deliveries of gas, and for all other purposes, as of 7:00 a.m., local time at the locations of the Assets, on June 1, 2000.

ASSIGNORS:                                  ASSIGNEE:

TIPPERARY OIL & GAS CORPORATION             TRANSREPUBLIC RESOURCES, INC.


By:                                         By:
    -------------------------------------       --------------------------------
    Jeff T. Obourn                              R. F. Bailey
    Sr. Vice President - Operations             President


BURRO PIPELINE CORPORATION


By:
    -------------------------------------
    Jeff T. Obourn
    Sr. Vice President - Operations



                                 ACKNOWLEDGMENTS

STATE OF COLORADO          )
                           )ss
City and County of Denver  )

         On this ___ day of ___________, 2000, before me, a Notary Public of said state, duly commissioned and sworn, appeared Jeff T. Obourn, known to me to be the person whose name is subscribed to the within instrument as Sr. Vice President - Operations of Tipperary Oil & Gas Corporation, a Texas corporation, and acknowledged to me that such corporation executed the same.

         Witness my hand and official seal.



                                        ----------------------------------------
                                        Notary Public, State of Colorado


My commission expires:
                      -------------------------------------

STATE OF COLORADO          )
                           )ss
City and County of Denver  )

         On this ___ day of ___________, 2000, before me, a Notary Public of said state, duly commissioned and sworn, appeared Jeff T. Obourn, known to me to be the person whose name is subscribed to the within instrument as Sr. Vice President - Operations of Burro Pipeline Corporation, a New Mexico corporation, and acknowledged to me that such corporation executed the same.

         Witness my hand and official seal.




                                        ----------------------------------------
                                        Notary Public, State of Colorado


My commission expires:
                      -------------------------------------



STATE OF ____________      )
                           )ss
County of _____________    )

         On this ___ day of ____________, 2000, before me, a Notary Public of said state, duly commissioned and sworn, appeared R. F. Bailey, known to me to be the person whose name is subscribed to the within instrument, as President of Transrepublic Resources, Inc., a Texas corporation, and acknowledged to me that such corporation executed the same.

Witness my hand and official seal.



                                        ----------------------------------------
                                        Notary Public, State of
                                                               -----------------

My commission expires:
                      -------------------------------------

                                                     PURCHASE AND SALE AGREEMENT
                                     BETWEEN TIPPERARY OIL & GAS CORPORATION AND
                                                      BURRO PIPELINE CORPORATION
                                               AND TRANSREPUBLIC RESOURCES, INC.


                                   EXHIBIT "D"


Iva Com                                     20H-11S-33E

Mable Com                                   29A-11S-33E

Bell A                                      21C-11S-33E

State NBF                                   22F-11S-33E

Sohio 1                                     4P-11S-33E

Sohio A                                     4O-11S-33E

GS State                                    8G-11S-33E

Sat 4                                       12I-11S-33E

Collier                                     9F-11S-33E

                                                     PURCHASE AND SALE AGREEMENT
                                     BETWEEN TIPPERARY OIL & GAS CORPORATION AND
                                                      BURRO PIPELINE CORPORATION
                                               AND TRANSREPUBLIC RESOURCES, INC.


                                  EXHIBIT "D-1"

                              OFFICER'S CERTIFICATE

         TIPPERARY OIL & GAS CORPORATION, a Texas corporation, ("SELLER"), the address of which is 633 17th Street, Suite 1550, Denver, Colorado 80202, with respect to that certain Purchase and Sale Agreement dated June 15, 2000 ("AGREEMENT"), between Seller and Transrepublic Resources, Inc., a Texas corporation ("BUYER"), hereby certifies that: (i) Seller has materially complied with and performed all obligations pertaining to Seller, to be performed prior to the Closing, except for those waived by Buyer, and (ii) all of Seller's warranties and representations in the Agreement remain true and correct as of the date hereof, the same as if made as of the date hereof.

         Executed as of this      day of                    , 2000.
                             ----        -------------------


                                     Seller:

                                     TIPPERARY OIL & GAS CORPORATION


                                     By:
                                          --------------------------------------
                                          Jeff T. Obourn
                                          Sr. Vice President - Operations

                                                     PURCHASE AND SALE AGREEMENT
                                     BETWEEN TIPPERARY OIL & GAS CORPORATION AND
                                                      BURRO PIPELINE CORPORATION
                                               AND TRANSREPUBLIC RESOURCES, INC.


                                  EXHIBIT "D-1"

                              OFFICER'S CERTIFICATE

         BURRO PIPELINE CORPORATION, a New Mexico corporation, ("SELLER"), the address of which is 633 17th Street, Suite 1550, Denver, Colorado 80202, with respect to that certain Purchase and Sale Agreement dated June 15, 2000 ("AGREEMENT"), between Seller and Transrepublic Resources, Inc., a Texas corporation ("BUYER"), hereby certifies that: (i) Seller has materially complied with and performed all obligations pertaining to Seller, to be performed prior to the Closing, except for those waived by Buyer, and (ii) all of Seller's warranties and representations in the Agreement remain true and correct as of the date hereof, the same as if made as of the date hereof.

         Executed as of this      day of                    , 2000.
                             ----        -------------------


                                     Seller:

                                     BURRO PIPELINE CORPORATION


                                     By:
                                          --------------------------------------
                                          Jeff T. Obourn
                                          Sr. Vice President - Operations

                                                     PURCHASE AND SALE AGREEMENT
                                     BETWEEN TIPPERARY OIL & GAS CORPORATION AND
                                                      BURRO PIPELINE CORPORATION
                                               AND TRANSREPUBLIC RESOURCES, INC.



                                  EXHIBIT "D-2"

                              OFFICER'S CERTIFICATE

         TRANSREPUBLIC RESOURCES, INC., a Texas corporation ("BUYER"), the address of which is 415 West Wall, Suite 703, Midland, Texas 79701, with respect to that certain Purchase and Sale Agreement dated June 12, 2000 ( "AGREEMENT"), between Buyer and TIPPERARY OIL & GAS CORPORATION, a Texas corporation, and BURRO PIPELINE CORPORATION, a New Mexico corporation ("SELLERS"), the address of which is 633 17th Street, Suite 1550, Denver, Colorado 80202, hereby certifies that: (i) Buyers have materially complied with and performed all obligations pertaining to Buyer, to be performed prior to the Closing, except for those waived by Sellers, and (ii) all of Buyer's warranties and representations in the Agreement remain true and correct as of the date hereof, the same as if made as of the date hereof.

         Executed as of this      day of                    , 2000.
                             ----        -------------------

                                     BUYER:

                                     TRANSREPUBLIC RESOURCES, INC.



                                     By:
                                          --------------------------------------
                                          R. F. Bailey
                                          President

                                                     PURCHASE AND SALE AGREEMENT
                                     BETWEEN TIPPERARY OIL & GAS CORPORATION AND
                                                      BURRO PIPELINE CORPORATION
                                               AND TRANSREPUBLIC RESOURCES, INC.


                                   EXHIBIT "E"

                              NON-FOREIGN AFFIDAVIT
                        EXEMPTION FROM WITHHOLDING OF TAX
                                       FOR
                  DISPOSITIONS OF U.S. REAL PROPERTY INTERESTS

         Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform Transrepublic Resources, Inc., that withholding tax is not required upon the disposition of U.S. real property interests by Tipperary Oil & Gas Corporation and Burro Pipeline Corporation, the undersigned hereby certifies the following:

1. Tipperary Oil & Gas Corporation and Burro Pipeline Corporation are not nonresident alien, foreign corporations, foreign partnerships, foreign trusts, or foreign estates for purposes of U.S. income tax;

2. That taxpayer identifying number of Tipperary Oil & Gas Corporation is 75-1446759 and Burro Pipeline Corporation is 75-1245236; and

3. The office address of the financial headquarters of Tipperary Oil & Gas Corporation and Burro Pipeline Corporation is 633 17th Street, Suite 1550, Denver, Colorado 80202.

         Tipperary Oil & Gas Corporation and Burro Pipeline Corporation understand that this certification may be disclosed to the Internal Revenue Service by Transrepublic Resources, Inc., or its affiliates or parent, and that any false statement contained herein could be punished by fine, imprisonment, or both.

         Under penalties of perjury, I declare that I have examined this certification and, to the best of my knowledge and belief, it is true, correct, complete, and further declare I have authority to sign this document.

TIPPERARY OIL & GAS CORPORATION


By:
         ---------------------------------------
         David L. Bradshaw
         President and Chief Executive Officer


         SUBSCRIBED AND SWORN TO by said ________________________________ before me this _____ day of _____________________, 2000, to certify which witness my hand and seal of office.


                             ----------------------------------------------
                             Notary Public in and for the State of Colorado

BURRO PIPELINE CORPORATION


By:
         ---------------------------------------
         David L. Bradshaw
         President and Chief Executive Officer


         SUBSCRIBED AND SWORN TO by said ________________________________ before me this _____ day of _____________________, 2000, to certify which witness my hand and seal of office.


                             ----------------------------------------------
                             Notary Public in and for the State of Colorado


                                       2